Exhibit 3.178
Lic. Jose de Jesus Limon Muñoz
Notary Public No. 35
Guadalajara, Jal.
Number: 242
In the city of Guadalajara, Jalisco, this 14th day of August, 1985, I, RUBEN ALVAREZ CONTRERAS, Notary Public No. 56 for this city, acting by order of the Governor pursuant to Article 25 of the Notary Law to take the place of Mr. ENRIQUE ROMERO GONZALEZ, hereby certify that Messrs. CARLOS SALVADOR REYNOSO GUTIERREZ, acting on his own behalf and on behalf of his minor son CARLOS ALBERTO REYNOSO RABAGO, ADRIANA RABAGO PRECIADO, MARIA DOLORES REYNOSO GUTIERREZ and ULISES REYNOSO GOMEZ, appear before me, to incorporate a JOINT STOCK COMPANY WITH VARIABLE CAPITAL, for which purpose they requested and obtained the permit from the Ministry of Foreign Affairs, as set forth in the Ruling added to the Appendix of this Volume of my Deeds, to be inserted at the end of this Deed.
NOW, THEREFORE, the persons appearing hereby grant the following:
CLAUSES
ONE. A Mexican company is hereby incorporated in the form of a Joint Stock Company with Variable Capital, to be governed, for all matters not provided herein, by the provisions of the General Companies Law.
TWO. The company shall be named “CENTRAL DE BOLSAS”, to be followed by the words “Sociedad Anónima de Capital Variable” or the initials “S.A. de C.V.”, indicating the corporate structure adopted.
THREE. “Any foreigner who, in the act of organization or at any time thereafter, acquires an equity interest or share in the company, shall for this simple fact be regarded as Mexican with respect to such interest and share, and shall be deemed to agree to not invoke the protection of his Government, under the penalty of losing such interest or share to the Mexican nation, if such agreement is breached.”
FOUR. The duration of the Company shall be 50 years from the date of this deed.
FIVE. The domicile of the Company shall be the city of GUADALAJARA, JALISCO, and it may establish Agencies or Branches elsewhere in Mexico or abroad, without such act being deemed a change of domicile.
SIX. The purpose of the Company shall be:
The manufacture, purchase, sale or commission and processing of plastic and polyethylene items in general.

The execution of civil or commercial contracts with respect to the company’s activity and the acquisition of real and personal property as necessary for the company’s operations.
CAPITAL AND SHARES
SEVEN. The fixed minimum nonwithdrawable capital is $2,000,000.00 (two million pesos, Mexican currency), represented by 200 shares identified as Series “A”; variable capital is unlimited and is currently $48,000,000.00 (forty-eight million pesos, Mexican currency), represented by 4,800 shares identified as Series “B”; both series being nominative shares and having a par value of 10,000.00 each, conferring the same rights and imposing the same obligations on their holders.
EIGHT. Capital stock may be increased by subsequent contributions by shareholders or the admission of new shareholders, and may be decreased by the partial or total withdrawal of contributions. Any capital changes must be recorded in the registry book kept by the company for such purpose
NINE. Capital increases or reductions shall be made in accordance with the following rules
I. Increases:
A) The minimum capital shall increase as determined by the Ordinary Shareholder Meeting, which may agree to issue ordinary, nominative shares to be kept in Treasury or put into circulation to be subscribed and paid in the form and terms determined by the shareholders, who shall also indicate the series denomination and number of shares thereof
C) [sic] In any case, the holders of ordinary common shares shall have the right of first refusal to subscribe increases in proportion to their number of shares, pursuant to the provisions of Article 132 of the General Companies Law.
D) New increases cannot be declared until the shares subscribed in all prior increases have been fully paid.
II. Reductions :
A) Minimum capital shall be reduced in accordance with the provisions of the General Companies Law.
B) The variable part shall be reduced as determined by the Ordinary Shareholder Meeting approving the reduction.
In all cases, capital reductions shall be made:
1. By whole shares at their book value.
2. When the decrease is ordered, and unless there is a specific agreement of the Meeting, the value of the shares shall be reimbursed in proportion to the number owned by each shareholder.

3. In the case of a specific agreement, it must be communicated in writing to shareholders who do not attend the Meeting.
TEN. The stock instruments may be issued one each or with one instrument covering several shares of stock, as agreed by the General Manager or Board of Management, as the case may be.
ELEVEN. Stock certificates shall be issued in a period not to exceed one year from the date of signature of this deed, and until such final instruments are issued, provisional certificates shall be issued, to be signed by the General Manager and Examiner or by the Chairman and Secretary of the Board of Management. Each instrument shall include attached coupons to be used to collect the annual dividends corresponding to the holder. In the case that the Shareholder Meeting agrees to an extension to the duration of the company, new stock certificates shall be issued.
TWELVE. Shareholders shall have preferential rights in proportion to their number of shares to subscribe the shares issued in the case of a capital increase. This right must be exercised within 15 days following the date of publication, in the Official Journal of the State of Jalisco, of the shareholder agreement to increase capital.
THIRTEEN. The acquisition of a share constitutes the shareholder’s unconditional submission to the bylaws and agreements of General Shareholder Meetings.
MANAGEMENT
FOURTEEN. The company shall be managed:
a) By the General Shareholder Meeting, which is the highest authority of the company, to which all others shall be subordinated.
b) By the Board of Management or General Manager, as the case may be, who shall remain in such position indefinitely until relieved by the shareholder meeting.
FIFTEEN. In addition to the aforesaid administrative bodies, the Board of Management or General Manager may appoint the attorneys in fact or managers as they deem appropriate, stating their duties and powers.
MEETINGS:
SIXTEEN. General Shareholder Meetings must meet at the corporate domicile, and any meetings held otherwise shall be void except in the case of acts of God or force majeure.
SEVENTEEN. General Meetings shall be Ordinary or Extraordinary. The former must be held at least once per year, within the first three months following the close of the fiscal year. Ordinary Meetings shall be all meetings held to address matters on the company’s activity not implying a fundamental change thereto, in terms of duration, capital reduction, change of purpose, transformation, merger, issuance of preferred shares or any other cases set forth in Article 182 of the General Companies Law. The call to any kind of meeting must contain the meeting agenda and be published in the Official Journal of the State of Jalisco or in one of the newspapers of greatest circulation in the place of the corporate domicile, at least 10 days in advance of the stated date, indicating the place, date and time to hold the meeting.
TWENTY-TWO. Meetings may be held without a prior published call, provided that all capital stock is represented, the agenda is approved and, at the time of voting, all capital stock continues to be represented.
NINETEEN. Meetings shall be chaired by the Chairman of the Board of Management or the General Manager, and in their absence by the person appointed by those present. For an Ordinary Meeting to be deemed legally in session, more than half of capital stock must be represented. Decisions shall be valid when made by the majority vote of those present. In Extraordinary Meetings, at least two thirds of capital stock must be represented, and decisions shall be valid when made by the vote of shares representing at least 60% of capital stock.
TWENTY. If any Ordinary Meeting cannot be held on the day stated for the meeting, a second call shall be made indicating such circumstance, and the meeting shall address the matters set forth in the prior agenda, regardless of the number of shares represented. However, in the case of Extraordinary Meetings, decisions shall be made only with the favorable vote of shares representing more than 60% of capital stock, as an indispensable requirement.
TWENTY-ONE. Shareholders may be represented in Meetings by proxies, whether or not they belong to the company, and the appointment shall be given in writing indicating the number of shares and the number of instruments covered thereby.
TWENTY-TWO. The shareholder, itself or through its proxy at the Meeting, to be admitted must present its shares of stock or previously deposit them at any bank in the country, in which case the certificate issued by the institution shall suffice to evidence its capacity as shareholder.
TWENTY-THREE. At the Meetings, each share shall have the right to one vote. Votes shall be by voice unless 30% of the shareholders in attendance request a roll call, ballot or secret vote. In the case of tie, the Meeting Chair shall have the tie-breaking vote. In the case of a minority vote, a list of shareholders forming the minority shall be taken and signed by the respective recorders.
TWENTY-FOUR. If a Meeting is legally in session and there is no time to address all matters for which it was called, it shall be adjourned and continued on the following day, at the same time as the first session, without the need for a new call.
TWENTY-FIVE. The decisions of the General Shareholder Meeting, made in accordance with this deed and the respective law, shall be binding on all shareholders, including those absent and dissenting, except in the case of dispute by 33% of capital stock, furthered in suit pursuant to and as provided in Article 201 of the General Companies Law.
TWENTY-SIX. At all Meetings, minutes shall be drawn and signed by the Meeting Chair, the Examiner and the Recorders, and by all shareholders wishing to do so. The minutes shall be entered in the respective book, and all documents evidencing the legal call to the meeting and the attendance list of those present at the Meeting shall be kept as appendices, signed by the recorders appointed at the start of the session. In the case of Extraordinary Meetings, Minutes shall be formalized and recorded pursuant to the third paragraph of Article 194 of said Law, for which purpose a separate copy of the minutes shall be drawn.
MANAGEMENT:
TWENTY-SEVEN. The company shall be managed by a Board of Management or General Manager, who may appoint the officers, attorneys in fact or employees deemed necessary. The respective powers and duties shall be set forth in the powers of attorney granted.
TWENTY-EIGHT. The Board of Management or General Manager, as the case may be, shall have the broad duties of a General Representative, with the breadth of powers set forth in Articles 2475 of the Jalisco State Civil Code and 2554 of the Federal District Civil Code, as well as the powers granted under Article 9 of the General Law of Credit Institutions.
The powers granted under this clause shall be as follows:
a) In judicial matters, broad powers to file and withdraw all kinds of suits, to settle in court and arbitration, to give and take testimony, to appeal, to receive payments, to file and withdraw injunction suits, to assert lack of jurisdiction, to seek adjudications, to file criminal complaints, and to grant pardons.
To represent the before the labor authorities in all kinds of matters, with the power to file and answer suits, to continue proceedings until completion, to attend hearings, to participate in conciliatory hearings and to reach agreements.
b) In administrative matters, to issue and obtain building loans or asset loans and any other kind of financing, and to issue mortgage deeds, bonds or obligations, to represent the company in all administrative affairs, to make and receive payments, to give and receive in lease, to post and cancel bonds and in general to execute all kinds of managerial acts and contracts.
c) In acts of ownership, to sell, encumber, assign, exchange or execute all kinds of acts of ownership with respect to the Company’s property.
d) To make all kinds of appointment and grant and revoke all kinds of powers of attorney.
The powers listed in this clause are illustrative, and in no way limitative.
OVERSIGHT:
TWENTY-NINE. Oversight of the Company shall be vested in an Examiner, who may be a shareholder or a person outside the Company. The appointment shall be made by the Shareholder Meeting, and the Examiner shall perform said duties until a new appointment is made.

THIRTY. The powers and duties of the Examiner are those specified in Article 166 of the General Companies Law.
FISCAL YEAR:
THIRTY-ONE. Each fiscal year shall be one calendar year, except for the first fiscal year which shall be from the date on which operations begin to the last day of December 1985.
THIRTY-TWO. At the end of each fiscal year, a Financial Report of corporate business shall be prepared and submitted for approval by the Ordinary Meeting to be held within the first four months after the fiscal year.
THIRTY-THREE. Profits shall be distributed as follows:
a) Five percent shall be set aside to create the reserve fund, until it is equal to at least 20% of capital stock.
b) The amounts determined by the shareholders shall be set aside to compensate the members of the Board of Management, the General Manager and the Examiner for their services, and payments to attorneys in fact and confidential employees.
c) The rest shall be equally distributed among all shares, paying the amounts upon submission of the respective coupon unless the shareholders agree otherwise.
THIRTY-FOUR. Any loss shall be distributed among shareholders in proportion to their number of shares and up to the value thereof. The meetings at which the statement showing the loss is released shall determine how to cover the loss, and if it is agreed that shareholders are to cover the losses, a unanimous vote shall not be required.
THIRTY-FIVE. The Company shall be dissolved:
a) Upon expiration of the term set in this deed or the extension thereof, if any.
b) Due to the inability to further continue its corporate purpose.
c) By the agreement of shareholders, made at an Extraordinary Meeting.
d) When the number of shareholders is less than the minimum required by law.
e) When two thirds of capital stock is lost.
THIRTY-SIX. In the case of liquidation of the company, the General Shareholder Meeting at which the dissolution is determined shall appoint a liquidator.
THIRTY-SEVEN. The liquidator, unless the Meeting at which he is appointed agrees otherwise, shall have the powers granted by the General Companies Law. The liquidation shall be subject to the determination of the Meeting where he is appointed, or in the absence or absent thereof, as prescribed by law.
GENERAL PROVISIONS:
THIRTY-EIGHT. The General Manager and Examiner, or as applicable each person sitting on the Board of Management, shall ensure their management by depositing one share owned thereby, or the cash amount of $5,000.00 (five thousand pesos), in the Company Treasury, or by posting a bond to the Company from a duly authorized bond company, in the aforesaid amount. Said deposit or bond may not be withdrawn or canceled until the Company has approved the accounting of their management.
TRANSITIONAL CLAUSES:
ONE. The grantors appearing at the first General Shareholder Meeting appointed Mr. CARLOS SALVADOR REYNOSO GUTIERREZ as General Manager, having the powers determined in Clause 28 of this Deed; they also appointed Mr. ENRIQUE MANUEL GUTIERREZ GUTIERREZ as Examiner of the Company.
The appointed officers shall remain in their positions until relieved by a General Shareholder Meeting.
TWO. It is hereby acknowledged that the persons appointed to hold the aforesaid offices have posted the guarantee required by Clause Thirty-Eight of this deed.
THREE. Capital stock has been integrated, subscribed and paid in cash by shareholders, in the following proportion:

	Series	Series
Shareholder	“A”shares	“B”shares	Capital
CARLOS SALVADOR REYNOSO GUTIERREZ	120	2,880	$30,000,000.00
CARLOS ALBERTO REYNOSO RABAGO	40	960	$10,000,000.00
ADRIANA RABAGO PRECIADO	20	480	$5,000,000.00
MARIA DOLORES REYNOSO GUTIERREZ	10	240	$2,500,000.00
CARLOS ULISES REYNOSO GOMEZ	10	240	$2,500,000.00
TOTAL	200	4,800	50,000,000.00
FOUR. The persons appearing are hereby authorized, without distinction, to endeavor to record this deed in the Public Registry of Property, Commerce Section.
PERMIT FROM THE MINISTRY OF FOREIGN AFFAIRS:

“In the upper left margin, the National Seal that says: UNITED MEXICAN STATES. MINISTRY OF FOREIGN AFFAIRS. GENERAL BUREAU OF LEGAL AFFAIRS. BUREAU OF CONSTITUTIONAL ARTICLE 27 AFFAIRS. PERMIT No. 24076. FILE No. 921343. FOLIO No. 31183. Tlatelolco, D.F., April 23, 1995. Mr. CARLOS SALVADOR REYES requested a permit from this Ministry to incorporate a joint stock company with variable capital with the name “CENTRAL DE BOLSAS”, S.A. DE C.V., with a duration of 50 years, whose domicile shall be ZAPOPAN, JALISCO, with minimum CAPITAL STOCK of $2,000,000.00 and an unlimited maximum. CORPORATE PURPOSE: As stated in the appendix that, signed and stamped, forms part of this authorization. Signed: Illegible signature. Stamp that says: “UPON FORMALIZING THIS PERMIT, THE NOTARY SHALL TRANSCRIBE THE RECEIPT COVERING THE PAYMENT OF THE CORRESPONDING FEES.” National Seal that says: UNITED MEXICAN STATES. MINISTRY OF FOREIGN AFFAIRS. GENERAL BUREAU OF LEGAL AFFAIRS. ASG. crj. I — 1. F.C.S.A. 2o. 51% — 49%. ON THE REVERSE: AND SHALL INSERT IN THE COMPANY’S ARTICLES OF INCORPORATION THE FOLLOWING CLAUSE CONTAINED IN ARTICLE 2 OF THE REGULATIONS TO THE ORGANIC LAW OF CONSTITUTIONAL ARTICLE 27, SECTION I, WHEREBY THE FOUNDING AND FUTURE SHAREHOLDERS AGREE WITH THE MEXICAN GOVERNMENT, THROUGH THE MINISTRY OF FOREIGN AFFAIRS, THAT “ANY FOREIGNER WHO, IN THE ACT OF ORGANIZATION OR AT ANY TIME THEREAFTER, ACQUIRES AN EQUITY INTEREST OR SHARE IN THE COMPANY, SHALL FOR THIS SIMPLE FACT BE REGARDED AS MEXICAN WITH RESPECT TO SUCH INTEREST AND SHARE, AND SHALL BE DEEMED TO AGREE TO NOT INVOKE THE PROTECTION OF HIS GOVERNMENT, UNDER THE PENALTY OF LOSING SUCH INTEREST OR SHARE TO THE MEXICAN NATION, IF SUCH AGREEMENT IS BREACHED.”
THE APPLICANT IS HEREBY GRANTED A PERMIT TO INCORPORATE THE COMPANY UNDER THE CONDITION THAT THE AFORESAID CLAUSE BE INSERTED IN THE ARTICLES OF INCORPORATION, AS MUCH THE CONDITION THAT 51% OF CAPITAL STOCK BE SUBSCRIBED BY INDIVIDUALS OF MEXICAN NATIONALITY OR IMMIGRANTS NOT HAVING A FOREIGN CENTRE OF ECONOMIC INTERESTS, AND PROVIDED THAT THEY DO NOT CARRY ON ACTIVITIES RESERVED TO MEXICANS OR TO MEXICAN COMPANIES WITH AN EXCLUSION OF FOREIGNERS CLAUSE OR SUBJECT TO SPECIFIC REGULATION, OR BY MEXICAN COMPANIES WITH AN EXCLUSION OF FOREIGNERS CLAUSE, AND THE REMAINING 49% SHALL BE SUBJECT TO UNRESTRICTED SUBSCRIPTION, PROVIDED THAT DO DO NOT HAVE IN ANY WAY THE POWER TO DETERMINE THE MANAGEMENT OF THE COMPANY. WHEN CAPITAL IS REPRESENTED BY BEARER CERTIFICATES, THEY MAY NOT BE ACQUIRED BY FOREIGNERS WITHOUT THE PRIOR APPROVAL OF THE NATIONAL FOREIGN INVESTMENT COMMISSION.
IN THE CASE OF THE ACQUISITION OF OWNERSHIP OF LAND, WATER OR ACCESS THERETO, REAL ESTATE OR REAL PROPERTY IN GENERAL, BUSINESSES OR COMPANIES, A PRIOR PERMIT MUST BE SOUGHT FROM THIS MINISTRY.
THIS PERMIT IS ISSUED IN ACCORDANCE WITH ARTICLE 17 OF THE LAW TO PROMOTE MEXICAN INVESTMENT AND REGULATE FOREIGN INVESTMENT, ARTICLE 28, SECTION V OF THE ORGANIC LAW OF FEDERAL PUBLIC ADMINISTRATION, PURSUANT TO CONSTITUTIONAL ARTICLE 27, SECTION I, AND THE ORGANIC LAW AND REGULATIONS THEREOF. USE OF THIS PERMIT IMPLIES

YOUR UNCONDITIONAL ACCEPTANCE OF AND COMPLIANCE WITH THE PROVISIONS GOVERNING THE CORPORATE PURPOSE. THE FAILURE TO COMPLY OR THE VIOLATION HEREOF SHALL GIVE RISE TO THE APPLICATION OF THE PENALTIES PROVIDED IN SUCH LAWS. THIS PERMIT IS ISSUED WITHOUT PREJUDICE TO ANY OTHER AUTHORIZATIONS, LICENSES OR PERMITS THAT THE INTERESTED PARTY MUST OBTAIN FOR THE ESTABLISHMENT AND OPERATION OF THE COMPANY. THE FULL TEXT OF THIS PERMIT SHALL BE INSERTED IN THE DEED AND SHALL CEASE TO HAVE EFFECT IF NOT USED WITHIN 90 BUSINESS DAYS FOLLOWING THE ISSUANCE DATE HEREOF, PURSUANT TO THE PROVISIONS OF THE SECOND PARAGRAPH OF ARTICLE 2 OF THE REGULATIONS TO THE ORGANIC LAW OF CONSTITUTIONAL ARTICLE 27, SECTION I. EFFECTIVE SUFFRAGE. NO REELECTION. ON THE ORDER OF THE SECRETARY, SIGNED BY THE DEPUTY GENERAL DIRECTOR FOR CONSTITUTIONAL ARTICLE 27 AFFAIRS. LIC. JUAN E. PEÑALOZA P. Signed: Signature illegible. 1.- F-C.S.A.2o.- 51% — 49%. 2-VII-84.
APPENDIX TO THE PERMIT FROM THE MINISTRY OF FOREIGN AFFAIRS:
“ATTACHMENT. CORPORATE PURPOSE:
The manufacture, purchase, sale or commission and processing of plastic and polyethylene items in general.
The execution of civil or commercial contracts with respect to the company’s activity and the acquisition of real and personal property as necessary for the company’s operations. Signed: Illegible signature. Appendix: 31183. National Seal that says: UNITED MEXICAN STATES. MINISTRY OF FOREIGN AFFAIRS. GENERAL BUREAU OF LEGAL AFFAIRS. Signature. Another National Seal that says: UNITED MEXICAN STATES. MINISTRY OF FOREIGN AFFAIRS. GENERAL BUREAU OF LEGAL AFFAIRS.”
PAYMENT ORDER
“In the upper left margin, a monogram: TREASURY SHCP. FOLIO No. 1071981. RETURN FOR THE PAYMENT OF FEES FOR CERTIFICATIONS, REPLACEMENTS, ETC. I. AUTHORIZED OFFICE. Tlatelolco, D.F. II. TAXPAYER IDENTIFICATION DATA. NAME, COMPANY NAME OR BUSINESS NAME. “CENTRAL DE BOLSAS”, S.A. DE C.V. III. DEPARTMENT. MINISTRY OF FOREIGN AFFAIRS. 156. LEGAL SERVICES. PERMIT UNDER CONSTITUTIONAL ARTICLE 27, SECTIONS I AND IV. FEE $3,000.00. 154. AMOUNT PAYABLE. $3,000.00. 700. REGISTER SPACE: APR. 25 — 85.- 8 4 6 3 4 8 501 $3,000.00.”
I hereby certify that the foregoing insertions faithfully match the originals which were made available to me, which I hereby add to by book of documents corresponding to this Volume of my Deeds under the corresponding number.
NOTARY CERTIFICATION
I, THE NOTARY, CERTIFY AND GIVE FAITH:

I. That the persons appearing are known to me and I know them to have the legal capacity to contract and be bound to the terms hereof.
II. For their particulars, they stated to me that they are Mexican by birth and of majority of age.-
MR. CARLOS SALVADOR REYNOSO GUTIERREZ. Married under the separate property regime, businessman, born December 4, 1940 in Jalostotitlan, Jalisco, with his domicile at Paseo de la Cañada No. 100, Fraccionamiento Lomas del Valle, in Zapopan, Jalisco.
MRS. ADRIANA RABAGO PRECIADO. Married under the separate property regime, homemaker, born March 5, 1947 in Guadalajara, Jalisco, with her domicile at Paseo de la Cañada No. 100, Fraccionamiento Lomas del Valle, in Zapopan, Jalisco.
MRS. MARIA DOLORES REYNOSO GUTIERREZ. Married, homemaker, born October 25, 1947 in Jalostotitlan, Jalisco, with her domicile at Paseo de la Cañada No. 100, Fraccionamiento Lomas del Valle, in Zapopan, Jalisco.
MR. CARLOS ULISES REYNOSO GOMEZ. Single, student, born September 23, 1961 in Jalostotitlan, Jalisco, with his domicile at Gonzalez Hermosillo No. 28, in Jalostotitlan, Jalisco.
III. For purposes of the Income Tax, being advised pursuant to law, the men said that they are current and the women said that they are not subject to tax, without so evidencing herein, and are advised of the respective legal provisions.
IV. I read this deed to the persons appearing, advising them of the legal nature, scope and consequences hereof and the need for its recording. They agreed to the contents hereof, ratifying and signing this deed before me, which is hereby authorized at 6:30 pm this 14th day of August of this year.
SIGNED: Adriana Rabago Preciado. Ma. Dolores Reynoso Gutierrez. Two illegible signatures. Another illegible signature. Ruben Alvarez Contreras. Signature. Authorizing seal.
ARTICLE 2475 OF THE STATE CIVIL CODE. In General Powers of Attorney, it shall suffice to state that such powers are given to the Attorney in Fact to represent the Grantor in all voluntary, mixed and compelled undertakings from beginning to end, provided that the acts do not, by law, require a special power, in which case the special powers granted shall be set forth in detail.
In General Powers of Attorney to manage property, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all kinds of administrative powers.
In General Powers of Attorney for acts of ownership, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all powers of the owner, with regard to the property and for all kinds of actions to defend it.
When any of the three cases provided in this article are to be limited, the powers of the Attorneys in Fact shall expressly and clearly state the limitations or the special powers granted.

Notaries shall insert the relevant part of this article in the deeds of the powers of attorney they authorize.
ARTICLE 2554 OF THE FEDERAL DISTRICT CIVIL CODE
In General Powers of Attorney for Disputes and Collections, it shall suffice to state that they are granted with all general and special powers requiring a special clause by law, to be deemed granted without limitation.
In General Powers of Attorney to manage property, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all kinds of administrative powers.
In General Powers of Attorney for acts of ownership, it shall suffice to state that such powers are given as such, for the Attorney in Fact to have all powers of the owner, with regard to the property and for all kinds of actions to defend it.
When any of the three foregoing cases are to be limited, the powers of the Attorneys in Fact shall expressly and clearly state the limitations or the special powers granted.
Notaries shall insert the relevant part of this article in the deeds of the powers of attorney they authorize.
I HEREBY CERTIFY: That the text of the preceding articles faithfully matches the corresponding Civil Law provisions.
MARGIN NOTE OF DEED. I hereby add to the Appendix of Volume II, Book IV, numbered from 47 to 50, the notices to the Director of the Archive of Public Deeds and the State Treasurer, the official receipt, folio L-456767, in the amount of $900.00 pesos, Mexican currency, and the Permit of the Ministry of Foreign Affairs. Guadalajara,. Jalisco, August 15, 1985. Signed: Signature illegible. Ruben Alvares Contreras. Signature. Authorizing seal.
THIS FIRST TESTIMONY WAS TAKEN FROM ITS ORIGINAL IN THE CITY OF GUADALAJARA ON AUGUST 15, 1985, IN 10 PAGES, FOR THE COMPANY CENTRAL DE BOLSAS, S.A. de C.V. FAITH GIVEN.

NUMBER 15,890
VOLUME 56 — BOOK IX —FOLIO 111712
In the city of Zapopan, Jalisco, this 21st day of October, 2010, Mr. ADOLFO GARCIN DE LA CUEVA appeared before me, PABLO GONZALEZ VAZQUEZ, Notary Public No. 35 for Zapopan, Jalisco, in his capacity as Special Delegate for the Minutes of the Ordinary General Shareholder Meeting of the Company “CENTRAL DE BOLSAS, S.A. de C.V.” held October 14, 2010, to request the FORMALIZATION of said minutes and to execute the deed thereof, making the following
RECITALS:
I. The Company CENTRAL DE BOLSAS, S.A. DE C.V. was incorporated under public deed No. 242 dated August 14, 1985, granted before Mr. Ruben Alvarez Contreras, Notary Public No. 56 for Guadalajara, Jalisco.
Said deed is duly recorded under entry 135-136, Volume 177, Book I, in the Public Registry of Commerce for Guadalajara, Jalisco.
II. In public deed No. 15,569 of September 28, 1989, Mr. Miguel Rabago Preciado, Notary Public No. 42 for Guadalajara, Jalisco formalized the meetings of the Ordinary General Shareholder Meeting of the Company CENTRAL DE BOLSAS, S.A. de C.V. held August 30, 1989, among other things to increase fixed capital stock by $28,000,000.00 Mexican pesos and variable capital stock by $222,000,000.00 Mexican pesos.
Said deed is duly regarded under entry 147 in Volume 327, Book I in the Public Registry of Commerce for Guadalajara, Jalisco.
III. In public deed No. 18,481 of April 22, 1992, Mr. Miguel Rabago Preciado, Notary Public No. 42 for Guadalajara, Jalisco formalized the meetings of the General Shareholder Meeting of the Company CENTRAL DE BOLSAS, S.A. de C.V. held March 16, 1992, in which among other things it increased fixed capital stock in the amount of $15,000,000.000 Mexican pesos and variable capital stock in the amount of $135,000,000.00 Mexican pesos.
Said deed is duly recorded under entry 315 in Volume 433, Book I in the Public Registry of Commerce for Guadalajara, Jalisco.
IV. In public deed No. 4,091 of June 20, 1996, Mr. Antonio Garcia Medina, Notary Public No. 34 for Guadalajara, Jalisco formalized the minutes of the Extraordinary General Shareholder Meeting of the Company CENTRAL DE BOLSAS, S.A. de C.V., held May 22, 1996, among other things to amend the corporate purpose.
Said deed is duly recorded under entry 28 in Volume 612, Book I in the Public Registry of Commerce for Guadalajara, Jalisco.

V. In public deed No. 4,132 dated July 2, 1996, granted before Mr. Antonio Garcia Medina, Notary Public No. 34 for Guadalajara, Jalisco, formalized the minutes of the Extraordinary General Shareholder Meeting of the Company CENTRAL OR BOLSAS, S.A. de C.V. held June 26, 1996, among other things to increase variable capital stock in the amount of $2,410,550.00 Mexican pesos.
The deed of reference is duly recorded under entry 373 in Volume 608, Book I in the Public Registry of Commerce for Guadalajara, Jalisco.
VI. In public deed No. 15,170 of July 17, 2002, Mr. Miguel Rabago Preciado, Notary Public No. 42 for Guadalajara, Jalisco formalized the minutes of the Ordinary General Shareholder Meeting of the Company CENTRAL DE BOLSAS, S.A. de C.V., held January 2, 2002, among other things to increase variable capital stock in the amount of $65,598.00 Mexican pesos.
This deed does not need to be recorded in the Public Registry of Commerce in regard to its nature.
VII. In public deed No. 17,571 of February 12, 2003, Mr. Miguel Rabago Preciado formalized the minutes of the Ordinary General Shareholder Meeting of the Company CENTRAL DE BOLSAS, S.A. de C.V., held October 21, 2002, among other things to appoint a new Board of Management and Officers of the Company.
Said deed is recorded under commercial folio No. 2332.
VIII. Public deed No. 838 dated December 5, 2003, Mr. Jaime Maytorena Martinez Negrete, Notary Public No. 86 for Guadalajara, Jalisco, contains the formalized minutes of the Extraordinary General Shareholder Meeting, among other things to: amend the corporate bylaws in full, including Clause Twenty-Six, section 26.6, which provides: 26.6 Written Decisions: For legal purposes, any decisions made by the unanimous vote of all Proprietary Board Members, without actually holding a Board Meeting, shall be deemed equally valid as if adopted at a Board Meeting in proper session, provided that said decisions are confirmed in writing and signed by all Proprietary Board Members. Said written confirmation must be transcribed in the meeting book of the Board of Management, and thereafter the Secretary or Pro-Secretary of the Board must certify that the transcribed decisions faithfully match the originals.
Likewise, in the discussion of item 3 on the Meeting Agenda described herein, in the Fourth Decision, it was agreed that the Board of Management of the Company CENTRAL DE BOLSAS, S.A. de C.V. shall be composed of the following persons: Chairman, PETER J. LAZAREDES; Secretary, ADOLFO GARCIN DE LA CUEVA; Member, EDWARD T. WALTERS; Member, GREGORY A. HANSON.
Said deed is duly recorded under commercial folio No. 2332.
IX. Public deed No. 3242 of April 22, 2005, granted before the undersigned Notary, formalizes the unanimous decision of the Board of Management of the Company CENTRAL DE BOLSAS, S.A. de C.V., held April 20, 2005, whereby said Board, among other things and within the scope of its authority, grants powers of attorney to various persons to act in different endeavors on its behalf.

The deed of reference is recorded under electronic commercial folio No. 2332*1.
X. Public deed No. 3,812 of September 1, 2005, granted before the undersigned notary, formalizes the unanimous decision of the Board of Management of the Company CENTRAL DE BOLSAS, S.A. de C.V., held August 17, 2005, whereby said Board, among other things and within the scope of its authority, grants powers of attorney to various persons to act in different endeavors on its behalf.
XI. Public deed No. 4840 dated April 20, 2006, granted before the undersigned Notary, partially formalizes the minutes of the Ordinary Shareholder Meeting of the Company CENTRAL DE BOLSAS, S.A. de C.V. held November 11, 2005, among other things to especially approve the ratification of the acts of the Board of Management during the period from January 1 to December 31, 2004, ratifying the appointment of each and every member of the Board of Management.
The deed of reference is recorded under electronic commercial folio No. 2332*1.
XII. Public deed No. 5084 of May 31, 2006, granted before the undersigned Notary, contains the formalization of the unanimous decision of the Board of Management dated May 31, 2006, whereby said Board, among other things and within the scope of its authority, approves the resignation of Mr. Jose Julian Franco Oyanguren from his position as General Director of the Company, as well as the resignation from all powers of attorney granted to him during his service as General Director of the Company, and the appointment of a new General Director.
XIII. Public deed No. 9,619, granted before the undersigned on May 27, 2008, formalized the unanimous decisions of the Board of Management made December 7, 2007, approving the granting of powers.
The deed of reference is recorded under electronic commercial folio No. 2332*1.
XIV. Public deed No. 13,187, granted before the undersigned Notary on October 27, 2009, recorded under commercial folio No. 2332*1 in the Registry of Commerce for Guadalajara, Jalisco, formalized the minutes of the Ordinary General Shareholder Meeting held September 22, 2009.
XV. Public deed No. 13,490, granted before the undersigned Notary on December 4, 2009, recorded under commercial folio No. 2332*1 in the Registry of Commerce for Guadalajara, Jalisco, formalized the minutes of the Ordinary General Shareholder Meeting held September 24, 2009, approving among other things the ratification of the members of the Board of Management and the Examiner of the Company.
XVI. Public deed No. 15,864 granted before me on October 19, 2010, formalized the minutes of the Ordinary General Shareholder Meeting held September 29, 2010, approving among other things the ratification of the members of the Board of Management and the Examiner of the Company.
XVII. The shareholders of the Company CENTRAL DE BOLSAS, S.A. de C.V. held an Extraordinary General Meeting on October 14, 2010 at its corporate domicile, as shown below:

“CENTRAL DE BOLSAS, S.A. DE C.V.
EXTRAORDINARY GENERAL SHAREHOLDER MEETING
OCTOBER 14, 2010
In the municipality of Zapopan, Jalisco, in the Metropolitan Area of Guadalajara, Jalisco, at 12:00 pm this 14th day of October, 2010, at the corporate domicile of the Company CENTRAL DE BOLSAS, S.A. DE C.V., located at Carretera Base Aerea No. 999, Colonia San Juan de Ocotan, Zapopan, Jalisco, Mexico, C.P. 45019, the shareholders of the Company met to hold an se Extraordinary General Shareholder Meeting.
Pursuant to the provisions of the Company Bylaws, and with the consent of all shareholders present, the Meeting was deemed in session by the Chairman, Mr. EDUARDO GRECCO LEMOS, with Mr. ADOLFO GARCIN DE LA CUEVA acting as Meeting Secretary.
Next, the Chairman appointed as Recorder Mr. Francisco Herrera Galicia, who accepted the appointment and prepare the Attendance List that, signed by the shareholders, is added to the minute file as an integral part thereof, showing that the following shareholders were present or represented as listed below, together representing 100% of the Company’s capital stock:
INTEGRATION OF CAPITAL STOCK

SHAREHOLDER	SERIES “A”	SERIES “B”	TOTAL:
PACTIV CORPORATION	499	181,738.	182,237
PACTIV INTERNATIONAL HOLDING COMPANY	1	0	1
SUBTOTAL:	500	181,738	182,238
TOTAL SHARES:		182,238
All shareholders represented waived the call to hold this meeting, and therefore the Chairman declared it to be validly and legally in session, advising that all agreements reached therein will be valid and binding.
Next, the Meeting Chair submitted the following for consideration by the shareholders:
AGENDA
I. Approval of the Company’s balance sheet as of September 30, 2010.
II. Transformation of the Company from its current corporate regime of joint stock company with variable capital to that of limited liability company with variable capital, with the corresponding cancellation of instruments representing shares of stock and the recognition of ownership of equity interests.

III. Amendment of the bylaws in accordance with the provisions applicable to a limited liability company.
IV. Appointment of the members of the board of managers.
V. Ratification of powers of attorney.
VI. Appointment of s special delegates to appear, as applicable, before a public attestor to formalize the decisions of this meeting.
VII. Preparation, reading and approval, as the case may be, of the Meeting Minutes.
The Meeting approved the agenda by unanimous vote and proceeded as follows:
As regards item I on the meeting agenda, the Chairman submitted to shareholders the financial information containing the Company’s balance sheet as of September 30, 2010, which is signed by the Chairman and attached to the minute file.
After reviewing the foregoing, the shareholders voted unanimously on the following decision.
RESOLVED: To approve the financial information containing the balance sheet of the Company as of September 30, 2010 in the terms presented.
Moving on the item II on the agenda, the Chairman explained to shareholders the convenience of transforming the Company from its current type or form joint stock company with variable capital to that of a limited liability company with variable capital.
After discussing the foregoing, the shareholders voted unanimously on the following decision.
RESOLVED: To transform the Company from its current type or form joint stock company with variable capital to that of a limited liability company with variable capital, covering all of its debts as in this new form as of this date. Therefore, all currently outstanding instruments representing shares of stock are hereby canceled, and ownership of the following equity shares are recognized in their place

Partner	Share		Value of share
Pactiv Corporation	1	$499,999.00 (fixed)	$200,033,271.00 (variable)

Pactiv International Holding Company	1	$1.00 (fixed)
Moving on to item III of the agenda, the Chairman explained to attendees the need to amend the bylaws of the Company to comply with the legal provisions applicable to the legal regime for a limited liability company with variable capital, which the Company just adopted. The clauses of the bylaws were proposed in writing and discussed by those present.

Having discussed the Chair’s proposal, the shareholders voted unanimously on the following decision:
RESOLVED: To amend the bylaws of the Company in the terms proposed, so that as from this date the Company shall be governed by the bylaws added to the end of these minutes as Exhibit 1, forming an integral part hereof.
Moving on to item IV of the agenda, the Chairman proposed to shareholders the appointment of the following persons as members of the Board of Managers as set out below:
Board of Managers

Name	Title
PETER J. LAZAREDES	Chairman
EDWARD T. WALTERS	Member Manager
GREGORY A. HANSON	Member Manager
ADOLFO GARCIN DE LA CUEVA	Secretary, non-member of the Board of Managers
In this regard, the shareholders voted unanimously as follows:
RESOLVED. The members of the Board of Managers of the Company and its Secretary are as follows:
Board of Managers

Name	Title
PETER J. LAZAREDES	Chairman
EDWARD T. WALTERS	Member Manager
GREGORY A. HANSON	Member Manager
ADOLFO GARCIN DE LA CUEVA	Secretary, non-member of the Board of Managers
Addressing item V on the agenda, the Chairman explained that for clarity’s sake, it was convenient to ratify the validity of all currently powers of attorney granted by the Company.
Having heard the foregoing, the shareholders voted unanimously on the following decision:
RESOLVED: To ratify the validity of all powers of attorney as granted by the Company.
Moving on to item VI of the agenda, the Chairman informed shareholders of the need to appoint special delegate(s) of the Meeting to undertake all procedures and publications necessary, and as applicable to appear before the public attestor of their choosing to formalize the agreements reached herein. In this regard, the shareholders voted unanimously on the following decision:

RESOLVED. Messrs. EDUARDO GRECCO LEMOS and/or ADOLFO GARCIN DE LA CUEVA are hereby appointed to undertake all procedures and publications as necessary with respect to the agreements reached at this meeting and to appear before the public attestor of their choosing to formalize the agreements reached herein, to be recorded in the Public Registry of [sic].
Lastly, as regards item VII of the agenda, and with no further matters to address, a recess was called for the Secretary to prepare these minutes, which were read to those present as drafted herein and approved by unanimous vote, noting that all capital stock continued to be represented until the end of the Meeting. Which was deemed concluded. The minutes were signed for the record by the Chairman and Secretary of the Meeting.

CHAIRMAN	SECRETARY

EDUARDO GRECCO LEMOS	ADOLFO GARCIN DE LA CUEVA

SIGNED. TWO ILLEGIBLE SIGNATURES.”
I, the Notary, hereby certify that I had the duly signed original Minutes and attendance list before me, in Exhibit A, and the person appearing swore under oath that the signatures appearing on the Minutes being formalized herein are authentic and correspond to the Shareholders listed herein, which are added to the appendix of documents of this deed under No. 1.
Now, therefore, the persons appearing hereby grant the following:
CLAUSES:
ONE. For all corresponding legal purposes, the minutes of the ordinary general shareholder meeting of the Company CENTRAL DE BOLSAS, S.A. DE C.V. dated October 14, 2010 are hereby formalized.
TWO. The financial information containing the Company’s balance sheet as of September 30, 2010 is hereby approved.
THREE. The transformation of the Company from its current form of joint stock company with variable capital to that of a limited liability company with variable capital, and the Company’s management of its debts in its new form as from this date, is hereby approved. Therefore, the instruments currently representing outstanding shares of stock are canceled, and ownership of the following equity shares is recognized in their place:

Partner	Share		Value of share
Pactiv Corporation	1	$499,999.00 (fixed)	$200,033,271.00 (variable)

Pactiv International Holding Company	1	$1.00 (fixed)

FOUR. The amendment of the bylaws of the Company, to comply with the legal provisions applicable to the legal regime for a limited liability company with variable capital, which the Company just adopted, is approved, and therefore as from this date the Company shall be governed by the following bylaws:
BYLAWS
ARTICLE ONE. FORM OF ORGANIZATION
Section 1.1. Form of organization
The Company shall have the form of a limited liability company with variable capital, subject to the provisions of these bylaws, and to the General Companies Law for all matters not set forth herein.
ARTICLE TWO. COMPANY NAME
Section 2.1. Company name
(1) The name of the Company shall be “Central de Bolsas” (hereinafter the “Company”)
(2) This name must at all times be followed by the words “socieciad de responsabilidad limitada de capital variable”, or the initials “S. de R.L. de C.V.”
ARTICLE THREE. DURATION OF THE COMPANY
Section 3.1. Duration of the Company
The duration of the Company shall be 99 years, as from the date of these bylaws.
ARTICLE FOUR. CORPORATE DOMICILE
Section 4.1. Corporate domicile
The company’s domicile shall be the geographical area known as the Guadalajara Metropolitan Area, defined as the area comprising the municipalities of Guadalajara, Zapopan, Tlaquepaque and Tonala in the State of Jalisco, United Mexican States. However, the Company may establish branches, offices or establishments of any kind, anywhere in Mexico and abroad, without being deemed to have changed its domicile.
ARTICLE FIVE. CORPORATE PURPOSE
Section 5.1. Corporate purpose
The corporate purpose of the Company is:
(i) The manufacture, production, processing, contract manufacturing, purchase, sale, bailment, lease, commission, agency, import, export, distribution, consignment or marketing of polyethylene, polystyrene and polypropylene products and other petrochemical products, as well as the components, ingredients and elements necessary for the production of such materials.
(ii) The purchase, sale, bailment, lease, commission, agency, import, export, distribution, consignment, manufacture, production, processing, contract manufacturing and marketing of all kinds of merchandise, goods, products, articles and accessories in trade.
(iii) To promote, create, associate in any way, operate and share in the equity and capital of all kinds of corporations, partnerships, industrial, business and service enterprises or any other kind, whether domestic or foreign, and to participate in their management, dissolution and liquidation.
(iv) The acquisition, sale and in general trade of all kinds of shares of stock, equity shares and any other instrument or security allowed by law.
(v) The issuance, subscription, acceptance, endorsement, bonding, security, and cosigning of any negotiable instrument and/or credit transaction, or any security or transaction and civil or commercial undertaking so allowing.
(vi) To obtain and grant loans, to grant and receive specific guarantees, to issue obligations, to accept, release, endorse or back all kinds of negotiable instruments, and to grant bonds or guarantees of any kind with respect to the obligations assumed.
(vii) The company may cosign and assume joint liability for and on behalf of third parties.
(viii) To acquire, sell and take and give the use or enjoyment of real or personal property of any kind, as allowed by law.
(ix) To distribute, own, obtain or allow the use of, under any title, patents, trademarks, brands, designs, options and preferences, copyrights and concessions for all kinds of activities allowed by law.
(x) To engage technical, consulting and advisory services, including management, engineering, accounting, marketing, or otherwise, and to pursue all kinds of lawful business and execute contracts or agreements in the furtherance of such purposes.
(xi) To engage in commission, distribution and mediation arrangements and to accept the performance of representation and intermediation of all kinds.
(xii) To develop, perform and render all kinds of activities known as “services” that may be performed by law in regard to its nationality and that of its shareholders.
(xiii) To obtain loans or credits necessary for the furtherance of its corporate purpose, including for third parties, and in general to carry out or execute the Company’s purposes; to undertake proceedings of all kind with offices at the three levels of public administration; to trade all kinds of financial instruments as allowed by the competent authorities; and to create capital goods through the investment or placement of available funds.

(xiv) To build, buy, sell, manage, lease, use, prepare, subdivide, acquire and mortgage urban, suburban or rural real property, residential homes, buildings or condominiums, and the promotion, design, decoration and arrangement, planning, development, management, maintenance, repair, decoration [sic] and design of all kinds of condominiums or shopping centers, the preparation of engineering and architectural projects, and in general the execution of contracts for all kinds of works with federal, state and municipal governments, state-owned, private and mixed companies, advisement, direction and supervision of all kinds of real estate endeavors, participating in all aspects and performing services as necessary for construction and for sale, industrial, commercial, tourism and service advisement, promotion, development and management; the acquisition, purchase, sale, distribution, import and export of all kinds of materials, articles, products, utensils and tools for construction, and the manufacture, acquisition and lease of machinery necessary for such purposes, and the performance of any kind of legal act necessary for the performance of the activities included in the entity’s corporate purpose, including the granting of loans to third parties for purposes of financing the business transactions carried on with the Company.
(xv) To contract all kinds of services and to accept and grant commissions and to obtain under any title patents, trademarks, brands, designs, options and preferences, industrial property rights and concessions for all kinds of activities.
ARTICLE SIX. NATIONALITY; FOREIGN INVESTMENT
Section 6.1. Nationality; foreign investment
(1) The Company is Mexican.
(2) Pursuant to the provisions of Constitutional Article 27, section I, Article 15 of the Foreign Investment Law and Article 14 of the Regulations to the Foreign Investment Law and National Foreign Investment Registry, current or future foreign partners agree, before the Ministry of Foreign Affairs, to be regarded as Mexican with respect to their equity shares or rights acquired from the Company, , as well as the property, rights, concessions, shares or interests owned by the Company and the rights and obligations deriving from the contracts to which the Company is party, and to not invoke the protection of their governments under the penalty of losing, to the benefit of the Nation, the equity shares acquired.
ARTICLE SEVEN. CAPITAL STOCK
Section 7.1 Capital stock
(1) Capital stock is variable.
(2) The Company shall have fixed minimum, nonwithdrawable capital of $50,000.00 pesos.
(3) The Company’s variable capital shall be unlimited.
ARTICLE EIGHT. CAPITAL CHANGES

Section 8.1. Capital changes
All increases and reductions of capital stock shall be subject to the following provisions.
(1) Increases and reductions of fixed or variable capital of the Company shall be made by the agreement of partners representing at least 51% of capital stock.
(2) Any amortization of equity must be made proportionally to all partners, unless otherwise decided unanimously by all voting partners.
(3) In the case of an increase in the Company’s capital stock, each partner shall have the preferential right to acquire the portion of capital corresponding to his share in the Company’s capital stock before the increase.
(4) If a partner does not exercise, in whole or part, such preferential right within the following 15 calendar days, from the date on which partners are invited to exercise such right, the following shall apply:
(a) Each partner who has exercised his preferential right may acquire, within 15 calendar days from the end of the original 15-calendar day term, a portion of the capital stock offered and not previously acquired and paid, in the same proportion as their share in the total capital stock before the increase.
(5) In the case of the variable proportion of capital stock, the partial or total withdrawal of a partner’s contributions shall be notified to the Company, and shall not have effect until the end of the current fiscal year, if the notice is made before the last quarter of said year, and until the next fiscal year if made thereafter.
(6) Partners cannot exercise their right of withdrawal when capital stock is reduced to less than the minimum.
ARTICLE NINE. EQUITY SHARES
Section 9.1. Equity shares. Equity shares shall not be represented by securities or negotiable instruments of any kind.
Section 9.2. One equity share per partner; value of equity shares
(1) Each partner shall have one equity share.
(2) The minimum value of each equity share shall be $1.00 peso and may be higher, in multiples of $1.00 peso.
Section 9.3. Partners’ liability
The liability of each partner shall be limited to the payment of their contributions, and each partner shall be liable for any unpaid portion of the total value of that equity share.

Section 9.4. Classification of equity shares
(1) The partner meeting may assign equity shares representing either fixed capital or variable capital, the series, numbers and means of identification as it deems necessary or convenient.
Section 9.5. Special equity categories
(1) The partner meeting may issue equity shares in Special Categories, granting special rights and imposing special obligations.
(2) Except for the special equity categories issued by the partner meeting, if any, equity shares shall confer the same rights and obligations and shall be proportional to the contributions of each partner to capital stock.
Section 9.6 Indivisibility of equity shares
(1) Equity shares are indivisible.
(2) However, by the agreement of the partners representing at least 51% of capital stock, the division and partial assignment of an equity share may be authorized. Each divided fraction of an equity share must be acquired by one individual or entity.
(3) Fractions resulting from a divided equity share shall themselves constitute an equity share.
(4) In the case that any partner of the Company acquires any of the fractions resulting from the division of an equity share, the equity share of the acquiring partner shall be increased, in value, by the value of the fraction acquired.
ARTICLE TEN. ASSIGNMENT OF EQUITY SHARES
Section 10.1. Assignment of equity shares
(1) For partners to assign their equity shares, in whole or part, they must have the consent of partners representing at least 51% of capital stock.
(2) When the assignment is authorized to a person outside the Company, the partners shall have the right of first refusal and a period of 15 days to exercise it, from the date on which authorization is given.
(3) If various partners intend to use this right, they may do so in proportion to their contributions.
(4) In the case that any partner of the Company acquires any assigned equity share, the equity share of the acquiring partner shall increase, in value, by the value of the equity share acquired.
ARTICLE ELEVEN. ADMITTANCE OF NEW PARTNERS
Section 11.1. Admittance of new partners

For the admittance of new partners, the consent of partners representing at least 51% of capital stock shall be required.
ARTICLE TWELVE. CORPORATE BOOKS
Section 12.1. Partner registry book
The Company shall keep a registry book of partners.
(1) This book shall state, with respect to each partner, at least the following:
(a) Name or company name.
(b) Domicile.
(c) Federal Taxpayer Registry number or any code number issued in its place.
(d) Partner’s contribution to capital stock.
(e) Whether the equity share is paid in whole or part.
(f) All assignments of equity shares.
(g) Statement of any amortizations made.
(2) The book shall be prepared by and under the care of the Secretary of the Board of Managers or General Manager, who shall be responsible for the existence of the book and the accuracy of the data contained therein.
(3) Any assignment of equity shares shall have effect vis-à-vis third parties only from the date on which the assignment in question is entered in the partner registry book.
Section 12.2. Book of capital stock changes
(1) The Company shall keep a book to record increases or decreases in capital stock.
(2) This book shall be prepared by and under the care of the Secretary of the Board of Managers or General Manager, who shall be responsible for the existence of the book and the accuracy of the data contained therein.
Section 12.3. Book of partner meeting minutes
(1) The Company shall keep a book to include partner meeting minutes, as well as the documents in which partners state their approval of the decisions made outside of meetings.
(2) This book shall be prepared by and under the care of the Secretary of the Board of Managers or General Manager, who shall be responsible for the existence of the book and the accuracy of the data contained therein.

(3) When, for any reason, it is not possible to include any minute or document provided in this clause in the book of partner meeting minutes, the minute or document in question must be formalized before a notary public or public broker, in a public deed or instrument.
(4) Notwithstanding the foregoing, at the request of any partner, in addition to the inclusion of minutes or documents in the book of partner meeting minutes, the respective minute or document may be formalized before a notary public or public broker, in a public deed or instrument.
Section 12.4. Book of board of managers meeting minutes
(1) The Company shall keep a book to include Board of Managers meeting minutes, as well as the documents in which members of the Board of Managers state their approval of the decisions made outside of meetings.
(2) This book shall be prepared by and under the care of the Secretary of the Board of Managers or General Manager, who shall be responsible for the existence of the book and the accuracy of the data contained therein.
(3) When, for any reason, it is not possible to include any minute or document provided in this clause in the book of Board of Managers meeting minutes, the minute or document in question must be formalized before a notary public or public broker, in a public deed or instrument.
(4) Notwithstanding the foregoing, at the request of any member of the Board of Managers, in addition to the inclusion of minutes or documents in the book of Board of Managers meeting minutes, the respective minute or document may be formalized before a notary public or public broker, in a public deed or instrument.
ARTICLE THIRTEEN. PARTNER MEETING
Section 13.1. Highest authority of the Company
The Partner Meeting is the highest authority of the Company. Decisions of the meeting shall be binding on all partners, including those absent and dissenting.
Section 13.2. Meetings
Notwithstanding the existence of equity shares in special categories, if any, no special meetings may be held. Therefore, all meetings of partners shall be held in partner meetings.
Section 13.3. Powers of the partner meeting
Partners gathered in a meeting shall have the following powers:
(1) To discuss, approve, amend or reject the balance sheet corresponding to the closed fiscal year and take the measures they deem appropriate accordingly.

(2) To distribute profits.
(3) To appoint and remove managers.
(4) To appoint the Board of Examiners, as applicable.
(5) To decide on the division and amortization of equity shares.
(6) To require, as applicable, supplementary contributions and payments
(7) To sue for damages and loss of profit against the corporate bodies or partners.
(8) To amend the partnership agreement.
(9) To consent to the assignment of equity shares and the admittance of new partners.
(10) To decide on increases and reductions to capital stock.
(11) To decide on the dissolution of the Company.
(12) All others as provided by law or in the partnership agreement.
Section 13.4. Calls to meetings
(1) Partner meetings may be called at any time on the initiative of the Chairman of the Board of Managers, the General Manager or partners owning equity shares representing more than 1/3 of capital stock in the Company.
(2) Calls shall be made by certified letter, return receipt requested, containing the agenda, and shall be delivered at the partners’ domiciles of record with the Company, at least 10 days in advance of the meeting.
Section 13.5. Uncalled meeting
Any meeting of partners may be validly held, without prior notice, when the owners of all equity shares of capital stock are present.
Section 13.6. Meeting date
Partner meetings may be held at any time, but at least one meeting must be held within three months following the close of each fiscal year.
Section 13.7. Meeting place
All partner meetings must be held at the corporate domicile of the company, except in the case of acts of God or force majeure.
Section 13.8. Partners authorized to attend and participate at meetings

Except in the case of a court order to the contrary, only those individuals or entities whose names, company names or business names are listed in the partner registry shall be recognized and owners of an equity share of the Company, to attend any partner meeting. This listing in the partner registry shall be sufficient to admit said person to the meeting.
Section 13.9. Partner representation at meetings
(1) Any partner may be represented at any partner meeting by an individual who the partner appoints in writing, with sufficient powers to exercise and assume the obligations arising in the meeting.
(2) Representation may be set forth in a simple power of attorney.
(3) No member o the Board of Managers may represent partners at partner meetings.
Section 13.10. Partner meeting procedures
(1) Attendance and voting quorum at first call
Except as otherwise provided in these bylaws or in the General Companies Law, to have an attendance quorum and voting quorum at the first call, the following shall apply:
(a) To have an attendance quorum at any partner meeting at the first call, the owners of at least 51% of the Company’s capital stock must be present.
(b) Decisions of the partner meeting at the first call shall be made by a majority vote of partners representing at least 51% of the Company’s capital stock.
(2) Attendance and voting quorum at second call
If the attendance or voting quorum for the partner meeting is not obtained at the first call, partners shall be called a second time.
(a) Except as otherwise provided in these bylaws or in the General Companies Law, to have an attendance quorum and voting quorum at the second call, the following shall apply:
(i) There shall be at attendance quorum at any partner meeting held at the second call, with the presence of the owners of any number of equity shares representing the capital stock of the Company.
(ii) Decisions of partner meetings held at the second call shall be made by the majority vote of partners present.
(3) Number of votes corresponding to each partner
Except for special equity categories, which may or may not have voting rights or which may have limited voting rights, each partner shall be entitled to one vote for every $1.00 peso he owns in the capital stock of the Company, for purposes of voting at any partner meeting or with respect to any partner decision made outside of meeting, in accordance with these bylaws.
(4) Meeting chair and secretary
(a) Meetings shall be chaired by the Chairman of the Board of Managers or by the General Manager. In the case of the absence of the Chairman of the Board of Managers or the General Manager, the meeting shall be chaired by the person appointed by the partners in attendance.
(b) The Meeting Secretary shall be the Secretary of the Board of Managers. In the case of the absence of the Secretary of the Board of Managers, or if the Company is managed by a General Manager, the meeting shall appoint as Meeting Secretary one of the partners in attendance.
(5) Certification of attendance quorum
Once the existence of an attendance quorum has been established, the person chairing the meeting shall deem the meeting legally in session and the meeting shall be held.
(6) Meeting minutes
(a) At the end of each partner meeting, the person acting as Meeting Secretary shall draw the minutes setting forth the meeting proceedings.
(b) Meeting minutes shall be signed by the person chairing the meeting, the Meeting Secretary and all partners in attendance.
(c) The Secretary of the Board of Managers, or the General Manager, shall be responsible for including meeting minutes in the book of partner meeting minutes.
(7) Meeting file
For each meeting, the meeting chair shall create a file containing, at least:
(a) Copy of the call to meeting. If the call is made by newspaper publication, a copy of the full page of the newspaper in which the publication was made shall be enclosed.
(b) Full copy of the powers of attorney with which the partners’ representatives appeared.
(c) Copy of the documents and other elements submitted for consideration at the meeting.
(d) Original copy of the meeting minutes.
(8) Meetings not held
If, for any reason, a legally called meeting is not held, this fact and the causes thereof shall be stated in the partner meeting minute book. A file shall be prepared, including all items to be included in files for held meetings, as applicable.

(9) Delegates for the execution of meeting decisions.
At each partner meeting, one or more delegates shall be appointed to execute the agreements of the meeting. This appointment shall be given to the person or persons designated at the meeting.
Section 13.11 Partner agreements without meeting
(1) Agreements reached outside meetings by a unanimous vote of partners representing all voting equity, as applicable, shall have the same validity, for all legal purposes, as if adopted in a meeting. In the application of these provisions, it shall be necessary that all partners expressly confirm their agreement with such decisions in writing.
(2) The Secretary of the Board of Managers, or the General Manager, shall be responsible for including the documents in which partners state their approval of agreements reached outside of meetings, in the book of partner meeting minutes.
ARTICLE FOURTEEN. MANAGEMENT OF THE COMPANY
Section 14.1 Board of Managers or General Manager
(1) Management of the Company shall be vested in a Board of Managers or General Manager.
(2) The Board of Managers shall be composed by an odd number of managers, who shall elect one Chairman and one Secretary (who need not be a member of such Board of Managers), and the other members of the Board of Managers shall have the positions of Vice Chairman, Treasurer or Members At Large, as decided by the partner meeting.
(3) The Chairman of the Board of Managers, or the person appointed by the Board of Managers, shall execute the Board decisions.
(4) The Chairman of the Board of Managers shall legally represent the Company before third parties.
(5) As applicable, the General Manager shall legally represent the Company before third parties.
Section 14.2 Board members or general manager outside the Company
For the position of member of the Board of Managers or General Manager to be given to a person who is not a partner, he must have the favorable agreement of partners representing at least 51% of capital stock.
Section 14.3. No delegation of position of board member or general manager
No member of the Board of Managers, or the General Manager, may delegate his duties or be represented by any person in the performance of his duties.
Section 14.4. Term of appointment of members of the Board of Managers or General Manager

(1) The members of the Board of Managers or the General Manager shall be elected for indefinite periods of time, but may be removed from their positions at any time by the partner meeting.
(2) The members of the Board of Managers or the General Manager shall continue in their positions until their successors are elected and take their positions.
Section 14.5. Place of Board of Managers meetings
The Board of Managers may meet at any place in Mexico or abroad.
Section 14.6 Calls to Board of Managers meetings
(1) Calls to meetings of the Board of Managers shall be made by certified letter, return receipt requested, containing the agenda, and shall be delivered at the domiciles of record of the Board of Managers with the Company, at least 10 days in advance of the Board meeting.
(2) In addition to or in lieu of the aforesaid calls, meetings of the Board of Managers may be called by person notice to the members of the Board of Managers, with a full and true copy of the meeting call in question, signed by the hand of the Chairman of the Board of Managers.
Section 14.7. Uncalled board meetings
Any meeting of the Board of Managers may be validly held, without prior notice, when all members of the Board of Managers are present at that session.
Section 14.8. Board of Managers meeting procedures
(1) Attendance and voting quorum at Board of Managers meetings
(a) There shall be an attendance quorum at the Board of Manager meetings only when members of the Board of Managers whose number constitutes a majority of members of the Board of Managers attend the meeting.
(b) All decisions of the Board of Managers meeting shall require the assenting vote of at least a majority of members of the Board of Managers present at the meeting.
(c) In the case of tied vote at Board of Managers meetings, the Chairman of the Board of Managers shall have the tie-breaking vote.
(2) Board of Managers meeting minutes
(a) For each meeting of the Board of Managers, minutes shall be prepared to be signed by all Board members attending the meeting.
(b) The Secretary of the Board of Managers shall be responsible for including Board of Managers meeting minutes in the book of Board of Managers meeting minutes.
Section 14.9 Decisions made outside Board of Managers meetings

(1) Agreements reached outside Board of Managers meetings by a unanimous vote of members shall have the same validity, for all legal purposes, as if adopted in a Board meeting, provided that all members of the Board of Managers expressly confirm their agreement with such decisions in writing.
(2) The Secretary of the Board of Managers shall be responsible for including the documents in which members of the Board of Managers state their approval of agreements reached outside of meetings, in the book of Board of Managers meeting minutes.
Section 14.10. Compensation of members of the Board of Managers or General Manager
     The members of the Board of Managers or the General Manager shall receive, as consideration for their services as members of the Board, the compensation determined by the partner meeting.
Section 14.11. Powers and representation of the Board of Managers or General Manager
In addition and without prejudice to the powers granted by Law, the Board of Managers or General Manager shall have the following powers:
(1) GENERAL JUDICIAL POWER OF ATTORNEY, with all general and special powers requiring a special power or clause by law, pursuant to the following articles:
(a) 2207, first and second paragraphs, and 2236 of the Jalisco State Civil Code.
(b) 2554 and 2587 of the Federal Civil Code.
(c) The correlated articles of the civil codes for all Mexican states.
POWER OF ATTORNEY AND REPRESENTATION FOR DISPUTES AND COLLECTIONS, including but not limited to the following:
(i) To exercise all kinds of rights and actions, including injunction suits, before any federal, state or municipal authority, whether voluntarily, compelled or mixed, and with civil, administrative, judicial, criminal or labor authorities
(ii) To file and answer suits, including injunction suits, at any time deemed appropriate; to raise exceptions or appeals; to submit to any jurisdiction, to recuse judges and other persons subject to recusal.
(iii) To withdraw from suits, including injunctions, to settle in court and arbitration, to give and take testimony, to assign property, to receive payments, to acquire in sale from the authority, to bid and offer with respect to property in suit.
(iv) To submit all kinds of evidence.

(v) To recognize signatures and documents, to object and claim them to be false, to attend judicial and nonjudicial meetings and undertakings, to make and improve bids and offers and obtain all kinds of property, and to subrogate rights under any title.
(vi) To make accusations, civil or criminal complaints and appear as a party in criminal proceedings, or to assist the public prosecutor in criminal cases, to grant pardon as applicable, and to demand the reparation of damages, to carry on transactions and undertake as applicable in the defense of the principal’s interests.
(vii) For labor matters, to file, make and raise filings, suits and appeals of all kinds with the labor authorities, local or federal conciliation or arbitration boards, and to represent the Company as employer in all matters under the Federal Labor Law at conciliation and settlement hearings, to act with unions having collective bargaining agreements, and for all collective or individual conflicts; to act with or before workers personally, in regard to and for purposes of individual conflicts; in general, for all employer-employee matters and with any labor and social services authorities under Article 523 of the Federal Labor Law; employer representation for purposes of Articles 11, 46 and 47 and to represent the Company for purposes of evidencing capacity in and out of suit pursuant to Article 692, sections II and III, to appear in the discovery of testimonial evidence under Articles 787 and 788 of the Federal Labor Law, with the power to give and take testimony and discover testimonial evidence in all parts; to state domiciles to hear and receive notices under Article 876; to appear with sufficient legal representation in hearings under Article 873 and conciliation, demand, exceptions and evidence stages under Articles 883 and 884 of the Federal Labor Law; to reach settlements to execute all kinds of decisions, to negotiate and sign labor agreements; and to act as Company representative with respect to all kinds of labor suits and proceedings before any authority; and to execute and rescind labor agreements.
(2) GENERAL POWER OF ATTORNEY FOR ACTS OF ADMINISTRATION, with broad powers to MANAGE THE COMPANY’S PROPERTY AND BUSINESS, pursuant to the following articles:
(a) 2207, third paragraph of the Jalisco State Civil Code.
(b) 2554, second paragraph of the Federal Civil Code.
(c) The correlated articles of the civil codes for all Mexican states.
The POWERS AND REPRESENTATION FOR ACTS OF ADMINISTRATION include but are not limited to the following:
(i) Executing all kinds of contracts, whether for lease, works, building, services, individual or collective labor or otherwise, requiring broad administrative powers.
(ii) To make and receipt payments, to grant receipts and settlements and to sign all documents and instruments containing each such act, with the clauses, terms, prices and other conditions deemed appropriate.

(iii) To execute all kinds of commercial, civil, administrative or other contracts for the Company to obtain non-interest bearing loans or credits.
(iv) To carry on all material and legal acts to maintain and increase the Company’s capital, to collect rents and proceeds, and to safeguard them as necessary.
(v) To appear before all kinds of federal, state or municipal authorities, state-owned enterprises or decentralized agencies, to grant and execute all kinds of documents; to carry on all kinds of procedures, filings, requests, and in general all acts necessary in furtherance of the principal’s corporate purpose.
(vi) To undertake all material and legal acts necessary for the Company to participate in public tenders, biddings, requests for proposals and other similar activities of federal, state or municipal authorities, state-owned enterprises or decentralized agencies, individuals and entities, in Mexico or abroad.
(vii) In labor matters, to appear before all kinds of labor authorities and to carry out all material and legal acts directly or indirectly concerning labor, as necessary or appropriate for the furtherance of the Company’s corporate purpose, pursuant to Articles 692, 786, 866 and all other applicable provisions, as well as Article 870 of the Federal Labor Law, to appear before the labor authorities in labor matters involving the Company or an interest third party, in the initial stage or in any subsequent stage, and to answer claims.
GENERAL POWER OF ATTORNEY FOR ACTS OF OWNERSHIP, pursuant to the following articles.
(a) 2207, fourth paragraph of the Jalisco State Civil Code.
(b) 2554, third paragraph of the Federal Civil Code.
(c) The correlated articles of the civil codes for all Mexican states.
The POWERS AND REPRESENTATION FOR ACTS OF OWNERSHIP include but are not limited to the following:
(a) To sell, give in trust or mortgage, encumber or pledge the real or personal property or rights of the Company.
(b) To execute all kinds of commercial, civil, administrative or other contracts for the Company to obtain interest-bearing loans or credits.
(c) To exchange, donate, sell or otherwise encumber all kinds of property and rights of the Company and to execute all necessary documents.
(4) GENERAL POWER OF ATTORNEY TO GRANT OR EXECUTE NEGOTIABLE INSTRUMENTS, granted pursuant to Articles 9 and 85 of the General Law of Negotiable Instruments and Credit Transactions.

The POWERS AND REPRESENTATION TO GRANT OR EXECUTE NEGOTIABLE INSTRUMENTS include but are not limited to the following:
(a) To open and close bank accounts.
(b) To post all kinds of bonds.
(c) To grant and execute all kinds of negotiable instruments in the Company’s name, by issuing, releasing, drawing, endorsing, backing, securing or accepting collections, and in general trading in all kinds of negotiable instruments.
(5) POWERS TO GRANT POWERS OF ATTORNEY
To grant and revoke General Powers of Attorney and Commissions, with or without the power to grant superseding or special powers of attorney, to Mexican and foreign individuals and entities located in Mexico or abroad.
(6) In general, all other powers expressly provided by law on in the respective powers granted.
ARTICLE FIFTEEN. FISCAL YEARS
Section 15.1. Fiscal years
Fiscal years shall be from January 1 to December 31 of each year.
Section 15.2 Annual financial statements
A balance sheet and all other financial statements of the Company shall be prepared at the end of each fiscal year, containing all data necessary to evidence the Company’s financial status as of the closing date of the last fiscal year. These documents must be completed within three months following the close of each fiscal year, and within the following five business days they must be made available to shareholders, with all supporting documents.
Section 15.3. Profit distributions to partners
After setting aside the amounts necessary to pay federal taxes and employee profit sharing and to create or increase the legal reserve until it represents at least one fifth of capital stock, and all other payments legally owed by the Company, the profits derived by the Company each year according to the approved financial statements shall be applied as provided by the partner meeting.
Section 15.4. No special privilege for founding partners
The founding partners of the Company reserve no special share of the Company’s profits.
ARTICLE SIXTEEN. RESCISSION OF PARTNERSHIP AGREEMENT
Section 16.1. Rescission of partnership agreement with respect to a partner

The partnership agreement may be rescinded with respect to a partner:
(1) For use of the firm or equity for his own business.
(2) In violation of the partnership agreement.
(3) For violation of the legal provisions governing the partnership agreement.
(4) For commission of fraudulent or intentionally misleading acts against the Company.
(5) For bankruptcy, receivership or being barred from trade.
ARTICLE SEVENTEEN. DISSOLUTION OF THE COMPANY
Section 17.1 Dissolution of the Company
The Company shall be dissolved in accordance with Chapter X of the General Companies Law.
ARTICLE EIGHTEEN. LIQUIDATION OF THE COMPANY
Section 18.1. Liquidation of the Company
The liquidation of the Company shall be subject to the provisions of Chapter XI of the General Companies Law
FIVE. The members and Secretary of the Board of Managers of the Company are approved as follows:

Board of Managers Name	Title
PETER J. LAZAREDES	Chairman
EDWARD J. LAZAREDES	Member Manager
GREGORY A. HANSON	Member Manager
ADOLFO GARCIN DE LA CUEVA	Secretary, non-member of the Board of Managers
SIX. The validity and term of all powers of attorney, in the terms granted by the Company, are ratified and approved.
SEVEN. The appointment of Messrs. EDUARDO GRECCO LEMOS and/or ADOLFO GARCIN DE LA CUEVA to jointly or severally undertake all procedures and publications necessary with respect to the agreements of this meeting is approved, to appear before the public attestor of their choosing to formalize the agreements herein and record them in the Public Registry of Commerce.

CAPACITY:
Mr. ADOLFO GARCIN DE LA CUEVA evidenced the capacity with which he signs this deed with the minutes formalized herein, evidencing the legal existence of his principal with the documents listed in Recitals I to VIII hereof, a copy of which is attached under letter “A” in the appendix of documents to Deed No. 3812, granted before the undersigned Notary on September 1, 2005 under folio 26042, except for the powers granted before the undersigned, which are in the deeds kept by the undersigned Notary.
I hereby transcribe as follows from said documents:
I. The Company’s name is CENTRAL DE BOLSAS, S. DE R.L. DE C.V.
II. The Company’s domicile is the metropolitan area of the city of Guadalajara, Jalisco, United Mexican States.
III. The duration of the Company shall be 99 years from the date of its organization.
IV. Capital stock is variable and divided into two parts, with fixed minimum, nonwithdrawable capital of $50,000.00 pesos, Mexican currency.
V. The principal purpose of the Company is:
(i) The manufacture, production, processing, contract manufacturing, purchase, sale, bailment, lease, commission, agency, import, export, distribution, consignment or marketing of polyethylene, polystyrene and polypropylene products and other petrochemical products, as well as the components, ingredients and elements necessary for the production of such materials.
VI. Admission of foreigners clause.
REGISTRATION IN THE FEDERAL TAXPAYER REGISTRY
As the shareholders are foreign, the company agrees to submit a listing thereof within the first three months of the fiscal year close, with the Local Collection Administration corresponding to its tax domicile.
NATIONAL FOREIGN INVESTMENT REGISTRY
Pursuant to Article 34 of the Foreign Investment Law and Article 44 of the respective Regulation, I hereby require the person appearing to evidence that the Company is registered in the National Foreign Investment Registry; and has he did not so evidence, I shall proceed to give the corresponding notice.
PUBLICATIONS AND BALANCE SHEET
Pursuant to Article 228 of the General Companies Law, the person appearing has supplied me with the agreement to transform, duly published in the Official Journal corresponding to the corporate domicile, as well as the Company’s balance sheet as of September 30, 2010, which I add to the appendix of documents of this deed under number “2”.
I, THE NOTARY, CERTIFY AND GIVE FAITH:
I. FAITH GIVEN TO DOCUMENTS
I had the documents before me to prepare this deed.
II. DOCUMENTS ADDED TO THE APPENDIX
Pursuant to Articles 90, section I and 116 of the Notary Law, I hereby note that some of the documents provided were added consecutively to the Appendix of Documents of this deed, starting at number 1, and others were added as aforesaid.
III. IDENTIFICATION OF PERSON APPEARING. Pursuant to Article 84, section VIII of the Notary Law, I hereby certify that I know the person appearing.
IV. JUDGMENT OF CAPACITY. Pursuant to the provisions of Article 20 of the Jalisco State Civil Code and Article 84, section X of the Notary Law, I hereby certify that I find the person appearing to have the legal capacity to contract and be bound hereto, as there is no sign or indication of his civil incapacity.
In addition, pursuant to the provisions of Article 85 of the Notary Law, I hereby certify that his principal has the legal capacity to contract, as duly noted herein and which, being ascertained by the undersigned notary, is deemed reproduced herein, and the person appearing represents under oath and under penalty of perjury that his capacity has not been revoked or otherwise modified, and is therefore current as of this date.
V. PARTICULARS OF THE PERSON APPEARING. For his particulars, the person appearing stated to me, under oath, that he is Mexican, of majority of age, married, attorney, born in Guadalajara, Jalisco on October 29, 1960, with his domicile at Calle El Carmen No. 651 Fraccionamiento Camino Real, in Zapopan, Jalisco.
VI. VERACITY OF INFORMATION. The person appearing swore under oath that the data provided for the preparation of this deed are true.
VII. RECORDING REQUIREMENT. I advised the person appearing of the need to record a copy of this deed with the Public Registry of Property and Commerce.
READING AND SIGNATURE. I personally read this deed to the person appearing, who also read it himself, and being advised of the legal nature, scope and consequences hereof, he agreed to its contents and signed this deed at 3:00 pm on the date hereof.
SIGNED: ADOLFO GARCIN DE LA CUEVA. SIGNATURE. SIGNED: PABLO GONZALEZ VAZQUEZ. AUTHORIZING SEAL

PURSUANT TO THE PROVISIONS OF ARTICLE 134 OF THE NOTARY LAW, I, PABLO GONZALEZ VAZQUEZ, NOTARY PUBLIC NO. 35 FOR ZAPOPAN, JALISCO, ISSUE A CERTIFIED COPY OF THIS DEED, THE ORIGINAL OF WHICH IS IN MY FILES, AT THE REQUEST OF THE COMPANY “CENTRAL DE BOLSAS”, S. DE R.L. DE C.V., CONSISTING OF 14 DULY CERTIFIED PAGES. THE EFFECTS OF THIS CERTIFIED COPY SHALL BE LIMITED FOR THE INTERESTED PARTY TO EVIDENCE THE EXISTENCE OF THE ACT FORMALIZED HEREIN WITH THE MUNICIPAL, STATE AND FEDERAL AUTHORITIES AND COURTS OF ANY JURISDICTION, AND BEFORE THIRD PARTIES. THE INTERESTED PARTY IS ADVISED THAT THIS DOCUMENT DOES NOT CONSTITUTE A TESTIMONY OR HAVE THE EFFECTS REFERENCED IN ARTICLE 128, SECOND PARAGRAPH OF THE NOTARY LAW.
ZAPOPAN, JALISCO, SEPTEMBER 21, 2010.
[Stamp illegible]